Exhibit 99.2

FOR IMMEDIATE RELEASE

TherapeuticsMD Announces Third Quarter 2021 Financial Results

- Quarterly total net product revenue of $24.5 million, an increase of 41.1% over Q3 2020 -

- ANNOVERA® TRx of 8,351, an increase of 62.7% over Q3 2020 -

- Cost savings initiative to reduce SG&A by $40 million in 2022; anticipated additional savings of approximately $20 million annualized tied to the divestiture of vitaCare -

- Hugh O’Dowd, President, to become Chief Executive Officer; Robert Finizio appointed Vice Chair of the Board -

- Conference call scheduled for 8:30 a.m. ET today -

BOCA RATON, Fla. – November 11, 2021 – TherapeuticsMD, Inc. (“TXMD” or the “Company”) (NASDAQ: TXMD), an innovative, leading women’s healthcare company, today reported financial results for the third quarter ended September 30, 2021. In addition, today the Company announced a significant cost savings initiative designed to reduce its annual costs in 2022 by at least $40 million. This figure does not include savings from, or the costs associated with, the divestiture of vitaCare, which are estimated at approximately $20 million annually.

“We have made significant changes to our business strategy, which we believe will help us achieve our goal of EBITDA breakeven in the second half of 2022. Specifically, we put a cost savings plan in place and we have implemented a more concerted focus on healthcare professionals. These refinements are already yielding results, as evidenced by the steady progress made during the third quarter, notably the strong year-over-year growth in ANNOVERA prescriptions, said Hugh O’Dowd, President of TherapeuticsMD.

“I would like to thank Rob for his leadership and vision in creating an innovative healthcare company with products that benefit women across their lifecycles. I would also like to formally welcome Mark Glickman as our Chief Commercial Officer. His commercial acumen is already having a positive impact on our day-to-day operations. Looking ahead, I am confident that we can reduce our annual expenses significantly, deliver value to shareholders, and most importantly, bring our high-quality products to the women who need them,” concluded O’Dowd.

Third Quarter 2021 Financial Results and Business Highlights

Net Product Revenue (in thousands)

	Three Months Ended
	September 30,
	2021	2020
Product revenue:
ANNOVERA	$11,807	$6,419
IMVEXXY	8,016	6,841
BIJUVA	3,298	1,646
Prescription vitamin	1,348	2,436
Product revenue, net	24,469	17,342
License revenue	937	2,000
Total revenue, net	$25,406	$19,342

ANNOVERA (segesterone acetate and ethinyl estradiol vaginal system)

•	ANNOVERA net product revenue of $11.8 million for the third quarter of 2021 increased by $5.4 million compared to $6.4 million for the third quarter of 2020.
•	Approximately 8,350 ANNOVERA prescriptions were dispensed to patients during the third quarter of 2021. Prescriptions increased 62.7% compared to the third quarter of 2020.
•	Over 4,500 health care providers (HCPs) prescribed ANNOVERA during the third quarter, of which nearly 29% were new writers.

o	Growth in prescribers of approximately 1,600 over third quarter of 2020.
o	Cumulatively over 9,450 HCPs have prescribed ANNOVERA.

IMVEXXY® (estradiol vaginal inserts)

•	IMVEXXY net product revenue of $8.0 million for the third quarter of 2021 increased by $1.2 million compared to $6.8 million for the third quarter of 2020.
•	Approximately 113,000 IMVEXXY prescriptions were dispensed to patients during the third quarter of 2021.
•	Full re-targeting initiative taking place in the fourth quarter of 2021, with implementation in the first quarter of 2022.
o	Plan to rejuvenate growth and optimize HCP focus.

BIJUVA® (estradiol and progesterone)

•	BIJUVA net product revenue of $3.3 million for the third quarter of 2021 increased by $1.7 million compared to $1.6 million for the third quarter of 2020.
•	BIJUVA net product revenue for the third quarter of 2021 includes $0.7 million of export sales through our international licensing and supply agreement with Theramex HQ UK Limited.
•	Re-targeting initiative taking place, similar to the process with IMVEXXY.

Cost of Goods Sold and Gross Margin

•

Cost of goods was $5.3 million with product gross margin of 78% for the third quarter of 2021 compared to $3.3 million with product gross margin of 81% for the third quarter of 2020. The lower product gross margin for the third quarter of 2021 reflects the impact of $0.7 million of BIJUVA export sales, which were sold at cost.

Operating Expense, Net Loss and Related Information

•

Total operating expense of $60.0 million for the third quarter of 2021 increased by $19.0 million compared to $41.0 million for the third quarter of 2020. Included in total operating expense for the third quarter of 2021 was $7.3 million of severance related expenses recorded for certain former senior executives.

•

Net loss for the third quarter of 2021 was $47.4 million, or $0.11 per basic and diluted share, compared to net loss for the third quarter of 2020 of $32.6 million, or $0.12 per basic and diluted share.

Balance Sheet

•	As of September 30, 2021, the Company’s cash on hand totaled $104.8 million, compared with $80.5 million as of December 31, 2020.
•	For the first nine months of 2021, the Company received $182.9 million in net proceeds from its at-the-market and underwritten equity offerings.
•

As of September 30, 2021, the remaining outstanding principal amount under the Company’s Financing Agreement was $200.0 million, which reflects a repayment of $50.0 million of principal during the first nine months of 2021.

The contract manufacturing organization that manufactures ANNOVERA has recently experienced an increase in difficulties with the manufacturing process for ANNOVERA resulting in batch failures. The Company filed a supplemental NDA with the FDA to modify the manufacturing (testing) specification for ANNOVERA to allow for normal manufacturing variation that would increase the consistency of manufacturing and supply of ANNOVERA. The Company expects that the FDA will act on the supplemental NDA by the Prescription Drug User Fee Act (“PDUFA”) date of December 12, 2021. If the FDA does not approve the supplemental NDA by the PDUFA date, the Company may not be able to meet the revenue covenants under its Financing Agreement in the near term. The manufacturing difficulties relate only to our ability to meet the release specification, and any ANNOVERA rings currently being sold meet the exacting quality specifications. For more information regarding the covenants under the Financing Agreement, please see the Company’s filings with the SEC.

Conference Call and Webcast Details

TherapeuticsMD will host a conference call and live audio webcast today at 8:30 a.m. ET to discuss these financial results and provide a business update.

Date:	Thursday, November 11, 2021
Time:	8:30 a.m. ET
Telephone Access (US):	866-665-9531
Telephone Access (International):	724-987-6977
Access Code for All Callers:	6341637

A live webcast and audio archive for the event may be accessed on the home page or from the “Investors & Media” section of the TherapeuticsMD website at www.therapeuticsmd.com. Please connect to the website prior to the start of the presentation to ensure adequate time for any software downloads that may be necessary to listen to the webcast. A replay of the webcast will be archived on the website for at least 30 days. In addition, a digital recording of the conference call will be available for replay beginning two hours after the call's completion and for at least 30 days with the dial-in 855-859-2056 or international 404-537-3406 and Conference ID: 6341637.

Please see the Full Prescribing Information, including indication and Boxed WARNING, for each TherapeuticsMD product as follows:

•	IMVEXXY (estradiol vaginal inserts) at https://imvexxy.com/pi.pdf
•	BIJUVA (estradiol and progesterone) capsules at https://www.bijuva.com/pi.pdf
•	ANNOVERA (segesterone acetate and ethinyl estradiol vaginal system) at www.annovera.com/pi.pdf

Forward-Looking Statements

This press release by TherapeuticsMD, Inc. may contain forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to TherapeuticsMD’s objectives, plans and strategies as well as statements, other than historical facts, that address activities, events or developments that the company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as "believes," "hopes," "may," "anticipates," "should," "intends," "plans," "will," "expects," "estimates," "projects," "positioned," "strategy" and similar expressions and are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this press release are made as of the date of this press release, and the company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of the company’s control. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled "Risk Factors" in the company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, and include the following: the effects of the COVID-19 pandemic; the company’s ability to maintain or increase sales of its products; the company’s ability to develop and commercialize IMVEXXY®, ANNOVERA®, and BIJUVA® and obtain additional financing necessary therefor; whether the company will be able to comply with the covenants and conditions under its term loan facility; whether the company will be able to successfully divest, or obtain an investment in, its vitaCare business and how the proceeds that may be generated by any such divestiture or investment will be utilized; the effects of supply chain issues on the supply of the company’s products; the potential of adverse side effects or other safety risks that could adversely affect the commercialization of the company’s current or future approved products or preclude the approval of the company’s future drug candidates; whether the FDA will approve the lower dose of BIJUVA and the manufacturing supplement for ANNOVERA; the company’s ability to protect its intellectual property, including with respect to the Paragraph IV notice letters the company received regarding IMVEXXY and BIJUVA; the length, cost and uncertain results of future clinical trials; the company’s reliance on third parties to conduct its manufacturing, research and development and clinical trials; the ability of the company’s licensees to commercialize and distribute the company’s products; the ability of the company’s marketing contractors to market ANNOVERA; the availability of reimbursement from government authorities and health insurance companies for the company’s products; the impact of product liability lawsuits; the influence of extensive and costly government regulation; the impact of leadership transitions; the volatility of the trading price of the company’s common stock and the concentration of power in its stock ownership.

- Financial Statements to Follow -

TherapeuticsMD, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except per share data)

	September 30, 2021	December 31, 2020
	(Unaudited)
Assets:
Current assets:
Cash	$104,841	$80,486
Accounts receivable, net of allowance for credit losses of $1,351 and $1,118 as of September 30, 2021 and December 31, 2020, respectively	37,402	32,382
Inventory	7,362	7,993
Prepaid and other current assets	10,374	7,543
Total current assets	159,979	128,404
Fixed assets, net	1,388	1,942
License rights and other intangible assets, net	39,617	41,445
Right of use assets	8,391	9,566
Other non-current assets	253	253
Total assets	$209,628	$181,610
Liabilities and stockholders' equity (deficit):
Current liabilities:
Current maturities of long-term debt	$15,000	$—
Accounts payable	19,592	21,068
Accrued expenses and other current liabilities	51,674	38,170
Total current liabilities	86,266	59,238
Long-term debt, net	171,738	237,698
Operating lease liabilities	8,226	8,675
Other non-current liabilities	758	—
Total liabilities	266,988	305,611
Commitments and contingencies
Stockholders' equity (deficit):
Preferred stock, par value $0.001; 10,000 shares authorized, none issued	—	—
Common stock, par value $0.001; 600,000 shares authorized, 424,879 and 299,765 issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	425	300
Additional paid-in capital	950,615	754,644
Accumulated deficit	(1,008,400)	(878,945)
Total stockholders' deficit	(57,360)	(124,001)
Total liabilities and stockholders' equity (deficit)	$209,628	$181,610

TherapeuticsMD, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Product revenue, net	$24,469	$17,342	$67,102	$40,294
License revenue	937	2,000	1,171	2,000
Total revenue, net	25,406	19,342	68,273	42,294
Cost of goods sold	5,282	3,279	14,101	10,394
Gross profit	20,124	16,063	54,172	31,900
Operating expenses:
Selling and marketing	30,005	22,373	86,193	91,056
General and administrative	28,435	16,637	66,691	53,740
Research and development	1,605	2,027	5,666	8,038
Total operating expenses	60,045	41,037	158,550	152,834
Loss from operations	(39,921)	(24,974)	(104,378)	(120,934)
Other (expense) income:
Interest expense and other financing costs	(7,518)	(7,680)	(25,341)	(20,969)
Other income, net	19	42	264	466
Total other (expense), net	(7,499)	(7,638)	(25,077)	(20,503)
Loss before income taxes	(47,420)	(32,612)	(129,455)	(141,437)
Provision for income taxes	—	—	—	—
Net loss	$(47,420)	$(32,612)	$(129,455)	$(141,437)
Loss per common share, basic and diluted	$(0.11)	$(0.12)	$(0.33)	$(0.52)
Weighted average common shares, basic and diluted	422,216	272,565	388,111	271,969

TherapeuticsMD, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited - in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(129,455)	$(141,437)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,091	3,039
Charges (credits) to provision for doubtful accounts	540	(47)
Inventory charge	1,082	5,744
Debt financing fees	4,158	1,645
Share-based compensation	12,779	8,502
Other	726	1,719
Changes in operating assets and liabilities:
Accounts receivable	(5,560)	384
Inventory	(451)	(3,816)
Prepaid and other current assets	(2,831)	2,038
Accounts payable	(1,476)	(3,072)
Accrued expenses and other current liabilities	13,504	(3,813)
Other non-current liabilities	758	—
Total adjustments	26,320	12,323
Net cash used in operating activities	(103,135)	(129,114)
Cash flows from investing activities:
Payment of patent related costs	(675)	(1,065)
Purchase of fixed assets	(34)	(39)
Net cash used in investing activities	(709)	(1,104)
Cash flows from financing activities:
Proceeds from sale of common stock, net of costs	182,881	—
Proceeds from exercise of options and warrants	302	272
Proceeds from sale of common stock related to employee stock purchase plan	134	—
Repayments of debt	(50,000)	—
Borrowings of debt	—	50,000
Payment of debt financing fees	(5,118)	(1,250)
Net cash provided by financing activities	128,199	49,022
Net increase in cash	24,355	(81,196)
Cash, beginning of period	80,486	160,830
Cash, end of period	$104,841	$79,634

Supplemental disclosure of noncash financing activities:
Warrants issued in relation to debt financing agreement	—	7,428

Supplemental disclosure of cash flow information:
Interest paid	$19,675	$12,032

CONTACT:

James D’Arecca	Lisa M. Wilson
Chief Financial Officer	In-Site Communications, Inc.
561-961-1900	212-452-2793
lwilson@insitecony.com